UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2018

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on Form 8-K filed with the Securities and Exchange Commission on August 1, 2018, McEwen Mining Inc. (the “Company”) announced the appointment of Chris Stewart, P. Eng, as its President and Chief Operating Officer.  The appointment was effective August 13, 2018. At the time of filing the initial report, the complete terms of Mr. Stewart’s employment had not been finalized. This amendment on Form 8-K/A is being filed to disclose the material terms of his employment.

On October 10, 2018, the Company and Mr. Stewart finalized the terms and conditions of his employment.  Mr. Stewart will be paid a salary of CAD$400,000 per year and is entitled to participate in all employee benefit plans consistent with other senior executives of the Company. Mr. Stewart is also entitled to earn a performance bonus in the discretion of the Compensation Committee of the Board of Directors of the Company and based on achievement of certain key performance indicators. The target for this bonus is 100% of Mr. Stewart’s annual salary.

Mr. Stewart’s employment agreement provides certain severance benefits and change of control protections. If he is terminated by the Company without cause, the Company would be obligated to pay Mr. Stewart an amount equal to 12 months of his salary plus a prorated amount of any bonus granted to him if he is terminated in the first year of employment and an amount equal to 18 months of his salary and one and one-half times the average bonus paid to him over the prior two years if he is terminated after the first year of employment.  If either the Company or Mr. Stewart terminates his employment within six months of a change in control, the Company would be obligated to pay him an amount equal to 24 months of salary plus his target bonus.

Additionally, Mr. Stewart was granted an option to purchase up to 255,000 shares of the Company’s common stock at a price of $1.89 per share, the closing price of the Company’s stock on grant date of August 15, 2018. The option expires five years from the grant date and vests one-third on each of the first, second, and third anniversaries of the grant date, so long as Mr. Stewart remains an employee of or consultant to the Company. The option is subject to the terms and conditions of the Amended and Restated McEwen Mining Inc. Equity Incentive Plan.

A copy of Mr. Stewart’s employment agreement with the Company is attached to this report as Exhibit 10.1 and the summary of Mr. Stewart’s employment agreement in this report is expressly qualified by reference to such Exhibit.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits. The following exhibit is filed with this report:

10.1                        Employment Letter between the Company and Chris Stewart dated October 10, 2018

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: October 12, 2018	By:	/s/ Carmen Diges
Carmen Diges, General Counsel